Exhibit 5.2

March 3, 2009

ArcelorMittal

19, avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as special United States counsel to ArcelorMittal, a société anonyme organized under the laws of Luxembourg (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable) of unsecured Debt Securities (the “Debt Securities ”). The Debt Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the United States Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities are to be issued under an indenture (the “Indenture”) to be entered into between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement, including the form of Indenture included in Exhibit 4.1 thereto; and

(b) the form of the Debt Securities included in Exhibit 4.2 to the Registration Statement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, and (ii) that the Debt Securities will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Debt Securities have been duly executed and authenticated in accordance with the Indenture, the Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We have further assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (ii) the Indenture, as duly authorized, executed and delivered by the Company at the time of the issuance of Debt Securities, will conform to the form thereof contained in the Registration Statement, and (iii) the Company will establish the final terms and conditions of the offering and issuance of the Debt Securities and will enter, together with the Trustee, into any necessary supplemental indenture relating to such Debt Securities.

We note that the designation in Section 1.14 of the Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Indenture (notwithstanding the waiver in Section 1.14) is subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

In addition, based on the foregoing, we are of the opinion that the statements set forth under the heading “Tax Considerations—United States Federal Taxation” in the Registration Statement, insofar as such statements purport to describe certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Debt Securities.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements thereto under the heading “Validity of Securities” as counsel for the Company who have passed on the validity of the Debt Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ GAMAL M. ABOUALI
Gamal M. Abouali, a Partner